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                                                                       EXHIBIT 5



                                                                February 5, 1998



Ugly Duckling Corporation
2525 East Camelback Road
Suite 1150
Phoenix, AZ  85016

         Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Ugly Duckling Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-1 and Pre-Effective Amendment No. 1 thereto (the "Registration Statement"), relating to the registration of (i) 5,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Stock Option Shares"),
(ii) 325,000 Common Stock Purchase Warrants (the "Warrants"), which may be issued to First Merchants Acceptance Corporation ("FMAC"), and the shares of Common Stock underlying the Warrants (the "Warrant Shares"), and (iii) 341,190 Common Stock Purchase Warrants (the "Bank Group Warrants"), which may be offered for sale by certain institutions ("Selling Securityholders"), and the shares of Common Stock underlying the Bank Group Warrants (the "Warrant Shares"). We have reviewed the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company and other persons, and we have made such investigation of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed (i) the genuineness of signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies, (ii) the legal capacity of all natural persons executing
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Ugly Duckling Corporation
February 5, 1998
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the documents discussed herein, (iii) that such documents accurately describe and contain the mutual understanding of the parties and that there are no oral or written statements or agreements that modify, amend, or vary or purport to modify, amend, or vary any of the terms of such documents, (iv) that, as to documents executed by entities other than the Company, such entity had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such entities, and (v) that the Stock Option Shares, Warrants, Bank Group Warrants, and Warrant Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

         Based upon the foregoing, we advise you that, in our opinion, when the following events have occurred:

         (a) The Registration Statement has become effective under the Securities Act;

         (b) With respect to the Warrants and related Warrant Shares:

                  (i) the due authorization, execution, and delivery of the Warrant Agreement pursuant to which the Warrants will be issued;

                  (ii) the due authorization, registration, and delivery of the certificate or certificates evidencing the Warrants and the related Warrant Shares;

                  (iii) the Warrants and related Warrant Shares are issued and sold and consideration has been received therefor in the manner specified in the Registration Statement and the exhibits thereto; and

                  (iv) the compliance with all applicable contracts, agreements, and instruments in respect of the issuance of the Warrants and related Warrant Shares has occurred;

         (c) With respect to the Stock Option Shares:

                  (i) the due authorization, registration, and delivery of the certificate or certificates evidencing the Stock Option Shares;

                  (ii) the Stock Option Shares are issued and sold and consideration has been received therefor in the manner specified in the Registration Statement and the exhibits thereto; and
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February 5, 1998
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                  (iii) the compliance with all applicable contracts,
agreements, and instruments in respect of the issuance of the Stock Option Shares has occurred; and

         (d) With respect to the Bank Group Warrants and related Warrant Shares:

                  (i) the due authorization, registration and delivery of the certificate or certificates evidencing the Warrant Shares related to the Bank Group Warrants;

                  (ii) the Warrant Shares related to the Bank Group Warrants are issued and sold and consideration has been received therefor in the manner specified in the Registration Statement and the exhibits thereto; and

                  (iii) the compliance with all applicable contracts, agreements, and instruments in respect of the issuance of the Warrant Shares related to the Bank Group Warrants has occurred; then

                           1. The Stock Option Shares to be issued by you will
be legally issued, fully paid, and non-assessable.

                           2. The Warrants to be issued by you will be legally
issued and will constitute the valid and binding obligation of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally, (ii) the application of general principals of equity (whether such enforceability is considered in a proceeding in equity or at law), and (iii) the qualification that certain waivers, procedures, remedies, and other provisions of the Warrant Agreement relating to the Warrants and the Warrants may be unenforceable under or limited by the law of the State of Arizona; however, such law does not, in our opinion, substantially prevent the practical realization of the benefits intended by such agreements. The Warrant Shares issuable upon exercise of the Warrants, upon receipt by the Company of the consideration for such shares in accordance with the terms thereof, will be legally issued, fully paid, and non-assessable.

                           3. The Bank Group Warrants are legally issued and
constitute the valid and binding obligation of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally, (ii) the application of general principals of equity (whether such enforceability is considered in a proceeding in equity or at law), and (iii) the qualification that certain waivers, procedures,
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Ugly Duckling Corporation
February 5, 1998
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remedies, and other provisions of the Warrant Agreement relating to the Bank
Group Warrants and the Bank Group Warrants may be unenforceable under or limited by the law of the State of Arizona; however, such law does not, in our opinion, substantially prevent the practical realization of the benefits intended by such agreements. The Warrant Shares issuable upon exercise of the Bank Group Warrants, upon receipt by the Company of the consideration for such shares in accordance with the terms thereof, will be legally issued, fully paid, and non-assessable.

         The foregoing opinions are limited to the federal law of the United States of America, the laws of the State of Arizona, and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance, or delivery of the Stock Option Shares, Warrants, Bank Group Warrants, and Warrant Shares.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                                     Very truly yours,

                                                     SNELL & WILMER L.L.P.